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                                                                   Exhibit 10.47

                                 HYBRIDON, INC.

           Non-Employee Director Nonstatutory Stock Option Agreement
                     Granted Under 1997 Stock Incentive Plan

1.    Grant of Option.

      This agreement evidences the grant by Hybridon, Inc., a Delaware corporation (the "Company"), on [__________] (the "Grant Date") to [_________], a non-employee director of the Company (the "Participant"), of an option to purchase, in whole or in part, on the terms provided herein and in the Company's 1997 Stock Incentive Plan (the "Plan"), a total of [__________] shares (the "Shares") of common stock, $0.001 par value per share, of the Company ("Common Stock") at a price of $[_______] per Share.

      It is intended that the option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code"). Except as otherwise indicated by the context, the term "Participant", as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.    Vesting Schedule.

      Except as otherwise provided in this Agreement, this option may be exercised, in whole or in part, with respect to all of the Shares covered hereby at any time on or after the first anniversary of the Grant Date and prior to the tenth anniversary of the Grant Date (hereinafter the "Expiration Date"). Notwithstanding the foregoing, this option shall immediately become exercisable in full in the event a Change of Control Event (as defined in the Plan) occurs.

3.    Exercise of Option.

      (a) Form of Exercise. Each election to exercise this option shall be in writing, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement and payment in cash or a check to the order of the Company in an amount equal to the purchase price of the Shares purchased. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share.

      (b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, a director or consultant of the Company (an "Eligible Participant").

      (c) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraph (d) below, the right to exercise this option shall terminate sixty
(60) days after such cessation (but in no event after the Expiration Date), provided that this option shall be exercisable only to the extent that the

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Participant was entitled to exercise this option on the date of such cessation.
Notwithstanding the foregoing, if the Participant, prior to the Expiration Date, violates the non-competition or confidentiality provisions of any confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon such violation.

      (d) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Expiration Date while he or she is an Eligible Participant, this option shall be exercisable, within the period of one hundred eighty (180) days following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Expiration Date.

4.    Withholding.

      No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

5.    Nontransferability of Option.

      This option is personal and may not be transferred other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, and this option shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. No rights granted hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option or of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this option or such rights, this option and such rights shall, at the election of the Company, become null and void.

6.    Provisions of the Plan.

      This option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this option.


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      IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

                                    HYBRIDON, INC.


Dated:                              By:
       ---------                        ------------------------------------
                                            Name:
                                                  -----------------------------
                                            Title:
                                                   ----------------------------



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                            PARTICIPANT'S ACCEPTANCE

      The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company's 1997 Stock Incentive Plan.

                                    PARTICIPANT:



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                                    Address:
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